AMENDMENT NO. 2 TO TRANSACTION AGREEMENT


     This Amendment No. 2 to Transaction Agreement (the "Amendment") is made as of the 30th day of April, 1997, by and among Lockheed Martin Corporation, a Maryland corporation ("Lockheed Martin"), Lehman Brothers Capital Partners III, L.P., a Delaware limited partnership ("Lehman"), Frank C. Lanza ("Lanza"), Robert V. LaPenta ("LaPenta"; and together with Lanza, the "Individual Purchasers") and L-3 Communications Holdings, Inc., a Delaware corporation ("Newco"). For purposes of this Amendment, Lehman, Lanza and LaPenta each are individually referred to as a "Purchaser" and collectively referred to as the "Purchasers."

                             W I T N E S S E T H:

     WHEREAS, Lockheed Martin, in its own right and through certain of its direct and indirect Subsidiaries is engaged in the Business;

     WHEREAS, Lockheed Martin and the Purchasers, upon the terms and subject to the conditions of the Agreement have agreed to the formation and organization of Newco;

     WHEREAS, upon the terms and subject to the conditions of the Agreement, Lockheed Martin has agreed to transfer, or to cause the Affiliated Transferors to transfer, substantially all of the assets held or owned by, or used to conduct, the Business and to assign certain liabilities associated with the Business to Newco, and Newco has agreed to receive such assets and assume such liabilities; and

     WHEREAS, Lockheed Martin, Newco and the Purchasers desire to amend the Agreement in accordance with the terms of this Amendment;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, the parties agree as follows:

     Section 1. Capitalized terms used but not defined herein have the meanings given to them in the Transaction Agreement dated as of March 28, 1997, by and among Lockheed Martin, Newco and the Purchasers, as amended by Amendment No. 1 to Transaction Agreement dated as of April 11, 1997 (as amended, the "Agreement").

     Section 2. The list of Attachments set forth in the index to the Agreement is revised by amending the description of Attachment XI to read as follows: "Other Transferred Employees".

     Section 3. Section 2.04(i) of the Agreement is amended by deleting the references to "$269,118,000" in the first parenthetical of that Section and inserting in their place and stead "$272,618,000".

     Section 4. Notwithstanding the provisions of Section 15.13(c) of the Agreement, for purposes of the Agreement, Attachment IV shall be as set forth in Exhibit A to this Amendment.

     Section 5. Notwithstanding the provisions of Section 15.13(c) of the Agreement, for purposes of the Agreement, Attachment V shall be as set forth in Exhibit B to this Amendment.

     Section 6. Notwithstanding the provisions of Section 15.13(c) of the Agreement, for purposes of the Agreement, Attachment VIII shall be as set forth in Exhibit C to this Amendment.

     Section 7. Notwithstanding the provisions of Section 15.13(c) of the Agreement, for purposes of the Agreement, Attachment IX shall be as set forth in Exhibit D to this Amendment.

     Section 8. Notwithstanding the provisions of Section 15.13(b) of the Agreement, for purposes of the Agreement, Attachment X shall as set forth in Exhibit E to this Amendment.

     Section 9. Notwithstanding the provisions of Section 15.13(c) of the Agreement, for purposes of the Agreement, Attachment XI shall be as set forth in Exhibit F to the Amendment.

     Section 10. For purposes of the Agreement, Attachment XIV shall be as set forth in Exhibit G to this Amendment.

     Section 11. Notwithstanding the provisions of Section 15.13(c) of the Agreement, for purposes of the Agreement, Attachment XV shall be as set forth in Exhibit H to this Amendment.

     Section 12.    The Disclosure Schedules attached to this Amendment as
Exhibit I are, and for all purposes shall be, the Disclosure Schedules referenced in the Agreement.

     Section 13. Section 7.04 of the Agreement is amended by deleting the reference to "Attachment XI" in the second parenthetical of the first sentence and inserting in its place and stead the phrase "writing by Lockheed Martin and Newco on or prior to the Closing Date".

     Section 14. Section 8.04 of the Agreement is amended by deleting the reference to "Attachment XI" in the second parenthetical of the first sentence and inserting in its place and stead the phrase "writing by Lockheed Martin and Newco on or prior to the Closing Date".

     Section 15. Section 13.02(b) of the Agreement is amended by deleting the word "or" before the beginning of clause (v); inserting the phrase ", or
(vi) the Universal Litigation" after clause (v) and before the semicolon; deleting the word "and" before "(v)" in the proviso; and inserting the phrase "and (vi)" after "(v)" in the proviso.

     Section 16. Section 13.04(b)(iii) of the Agreement is amended by deleting the word "and" after the semicolon.

     Section 17. Section 13.04(b)(iv) of the Agreement is amended by deleting the period at the end and inserting in its place and stead the phrase "; and".

     Section 18. Section 13.04(b) of the Agreement is amended by adding a new clause (v) as follows:

               "(v) with respect to the matter described in clause (vi) of Section 13.02(b) (after giving effect to the proviso thereto), to the extent of 50% of the aggregate Damages incurred by all Indemnified Parties as the result thereof in excess of the Reserve Amount but not in excess of the Reserve Amount plus $1,000,000 (it being understood that Lockheed Martin's maximum liability under Section 13.02(b)(vi) and this
          Section 13.04(b)(v) shall be $500,000)."

     Section 19. Section 15.01 of the Agreement is amended to change the notice address for notices to Newco to the following:

               "L-3 Communications Holdings, Inc.
                600 Third Avenue
                New York, New York  10016
                Attention:  Robert V. LaPenta
                Telecopy:  (212) 805-5470"

     Section 20. Section (a) of Exhibit A to the Agreement is amended by adding the following after the definition of "Prime Government Contract" and before the definition of "Remedial Action(s)":

               ""Reserve Amount" means the amount referenced in the letter from Lockheed Martin to Newco dated as of the Closing Date making specific reference to the Agreement and this definition.

     Section 21. Section (a) of Exhibit A to the Agreement is amended by adding the following after the definition of "Transferred Assets" and before the definition of "U.S. Government":

               ""Universal Litigation" means the matter titled Universal
                                                               ---------
          Navigation Corporation, a California corporation; and
          -----------------------------------------------------
          Microcomputer Electronics Corporation, a Washington
          ---------------------------------------------------
          corporation v. Loral Corporation, a New York corporation; and
          -------------------------------------------------------------
          Loral Fairchild Corp., a Delaware corporation (CIV93-743TUC
          ---------------------------------------------
          WDB) pending in the United States District Court for the District of Arizona."

     Section 22. Clause (ii) of the definition of "Transferred Employee" in Section G.01 of Exhibit G to the Agreement is amended by deleting the existing provision in its entirety and inserting in its place and stead the following:

          "(ii) was laid off from the Business and has recall rights with respect to the Business other than any Person with such rights who is either employed by Lockheed Martin on the Closing Date (other than in the Business) or who has recall rights at another Lockheed Martin facility, or"

     Section 23. Section G.08 of Exhibit G to the Agreement is amended by deleting the existing provision in its entirety and inserting in its place and stead the following:

          "G.08.  Severance and Retention Agreements.  In accordance with
                  ----------------------------------
     Section 6.9 of the Agreement and Plan of Merger dated as of January 7, 1996, by and among Loral Corporation, Lockheed Martin Corporation and LAC Acquisition Corporation, Lockheed Martin Tactical Systems, Inc. has adopted the Supplemental Severance Program. Lockheed Martin has entered into Key Employee Supplemental Severance Program and Key Executive Supplemental Severance Program agreements (the "Program Agreements").
     In addition, Lockheed Martin has entered into Retention Agreements (collectively with the Supplemental Severance Program and the Program Agreements, the "Supplemental Agreements") with certain Transferred Employees who participate in the Supplemental Severance Program. Lockheed Martin also sponsors the Lockheed Martin Tactical Systems Severance Plan (the "Tactical Severance Plan"), the Severance Benefit Plan for Employees of Lockheed Martin Corporation (the "LMC Severance Plan") and the Special Supplemental Severance Program relating to the retention (as set forth in a memorandum from Steve Jackson dated October 28, 1996 of C3I and Systems Integration Sector administrative personnel (collectively with the Supplemental Agreements, the Tactical Severance Plan and the LMC Severance Plan, the "Severance Arrangements"). Other than with respect to the Transferred Employees set forth on Section B.21 of the Disclosure Schedules, Newco assumes all obligations and liabilities of Lockheed Martin and its Affiliates under the Severance Arrangements and any other severance benefit obligation (collectively with the Severance Arrangements, the "Severance Obligations") whether oral or written, for all claims made after the Closing Date by Transferred Employees, including claims based on the Contemplated Transactions, which shall be Assumed Liabilities for purposes of this Agreement. All obligations and Liabilities of Lockheed Martin with respect to any Severance Obligation for the Transferred Employees on Section B.21 of the Disclosure Schedules and any other individual covered by a Supplemental Agreement under any Severance Obligation who is not a Transferred Employee shall constitute Excluded Liabilities."

     IN WITNESS WHEREOF, the parties hereto caused this Amendment to be duly executed by their respective authorized officers on the day and year first above written.

                               LOCKHEED MARTIN CORPORATION


                               By:________________________________
                                  Name:
                                  Title:


                               LEHMAN BROTHERS CAPITAL
                                 PARTNERS III, L.P.

                               By:  LEHMAN BROTHERS HOLDINGS INC.,
                                    its General Partner


                                    By:___________________________
                                       Name:
                                       Title:


                               FRANK C. LANZA


                               ___________________________________


                               ROBERT V. LAPENTA


                               ___________________________________


                               L-3 COMMUNICATIONS HOLDINGS, INC.


                               By:________________________________
                                  Name:
                                  Title:

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                                AMENDMENT NO. 2

                          Dated as of April 30, 1997

                                      to

                            TRANSACTION AGREEMENT

                          Dated as of March 28, 1997

                                 By and Among

                          LOCKHEED MARTIN CORPORATION

                  LEHMAN BROTHERS CAPITAL PARTNERS III, L.P.

                                FRANK C. LANZA

                               ROBERT V. LAPENTA

                                      and

                       L-3 COMMUNICATIONS HOLDINGS, INC.






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